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SENSAR CORPORATION                                          [LOGO]

NEWS ANNOUNCEMENT                           FOR IMMEDIATE RELEASE

Contacts: Kevin D. Herzog                   Kerry Fedro
          Sensar                            Lages & Associates
          (949) 743-2029                    (949) 453-8080
          (949) 453-8686                    (949) 453-8242
          kherzog@vitalstream.com           kerry@lages.com

SENSAR COMPLETES MERGER WITH VITALSTREAM

     SALT LAKE CITY, Utah, April 23, 2002 - Sensar Corporation (OTC: SCII) announced today that it has completed its merger with VitalStream, Inc. The merger received over 98% approval from VitalStream common shareholders. Sensar will begin doing business through VitalStream, which is now a wholly-owned subsidiary, and will move its headquarters to Irvine, California.

     In connection with the merger, at closing, all officers and directors of Sensar resigned and were replaced by the management team and directors of VitalStream. Paul S. Summers, co-founder of VitalStream serves as chairman, president and CEO of Sensar; Philip N. Kaplan, co-founder of VitalStream serves as COO, secretary and director of Sensar; Kevin D. Herzog serves as CFO and treasurer of Sensar; David R. Williams serves as vice president of operations of Sensar; and Stephen Smith serves as chief technical officer of Sensar. The new board of directors of Sensar includes Messrs. Summers and Kaplan, Peter S.H. Grubstein, who
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has been a director of VitalStream since its inception in March 2000, and
Leonard Wanger, who joined as a director of VitalStream in May 2001.

     VitalStream was founded in March 2000 to provide complete digital broadcasting solutions for streaming audio, video and other content over the Internet. The company began operations in March 2001 with the acquisition of SiteStream and currently has over 500 customers from countries worldwide, including the United States, Latin America, Asia, Europe and the Middle East. VitalStream's revenue is currently $275,000 per month, increasing over 25% for Q1 2002 over revenue for Q4 2001. VitalStream has incurred net losses during each quarter and month to date, but plans to reach EBITDA profitability by the end of 2002.

     Additional information about the merger transaction and VitalStream will be made available within approximately two weeks.

ABOUT VITALSTREAM, INC.

     VitalStream, Inc. is a leading provider of products and services that enable the digital broadcast of audio and video content and other communications via the Internet. VitalStream provides audio and video streaming, web conferencing, advanced media hosting, payment processing, and consulting services. The company's unique mix of services and technology enable businesses to leverage the global reach of the Internet to distribute their media content to targeted audiences worldwide. For more information regarding VitalStream, Inc., call 800-254-7554 or visit the company's Website at www.vitalstream.com.

     THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS AS WELL AS HISTORICAL INFORMATION. FORWARD-LOOKING STATEMENTS, WHICH ARE INCLUDED IN ACCORDANCE WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, MAY INVOLVE KNOWN OR UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS AND PERFORMANCE IN FUTURE PERIODS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS OR PERFORMANCE SUGGESTED BY THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE RISK THAT THE COMPANY'S REVENUES MAY NOT CONTINUE TO INCREASE BECAUSE OF A SLOW GROWTH IN THE DEMAND FOR DIGITAL BROADCAST AND STREAMING SERVICES GENERALLY OR THE INABILITY OF THE COMPANY TO COMPETE, THE RISK THAT THE COMPANY MAY FAIL TO BECOME PROFITABLE BECAUSE ITS REVENUES DO NOT MEET EXPECTATIONS OR ITS COSTS EXCEED EXPECTATIONS, THE RISK THAT THE COMPANY MAY BE UNABLE TO OBTAIN CAPITAL NECESSARY TO CONTINUE OPERATIONS AND FUEL GROWTH, AND/OR THE RISK
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THAT THE COMPANY MAY EXPERIENCE TECHNICAL OR SECURITY PROBLEMS THAT INJURE ITS
BUSINESS. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS FOUND HEREIN TO REFLECT ANY CHANGES IN COMPANY EXPECTATIONS OR RESULTS OR ANY CHANGE IN EVENTS.

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